Exhibit 5.1




                             December 22, 1995


Snyder Oil Corporation
777 Main Street, Suite 2500
Fort Worth, Texas  76102

     Re:  Registration Statement on Form S-3

Dear Sirs:

     As Vice President and General Counsel of Snyder Oil Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Selling Stockholders of the number of shares of common stock of the Company, par value $.01 per share, as shall equal the sum of (i) 945,492 shares and (ii) such number of shares as shall have an aggregate value of $1,567,000, based on the closing price of the Company's common stock on the New York Stock Exchange on the effective date of the Registration Statement (collectively, the "Common Stock"). Capitalized terms used and not defined herein have the meaning set forth in the prospectus (the "Prospectus") that is included as part of the Registration Statement.

     In connection with the opinion expressed below, I have examined such documents, corporate records and other writings as I have deemed necessary to enable me to express the opinion set forth herein. In such examination I have assumed the genuineness of all original documents and the conformity to original documents of all copies submitted to me.

     Based upon the foregoing, it is my opinion that upon the effective date of the Registration Statement, the shares of Common Stock to be sold by the Selling Stockholders, when sold pursuant to the terms thereof and in the manner contemplated therein, will be validly issued, fully paid and non-assessable.

     This opinion is limited to the substantive laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to any matter other than as expressly set forth above, and no opinion or any other matter may be inferred herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Opinions" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act.

                                   Very truly yours,

                                   /s/ Peter E. Lorenzen
                                   Peter E. Lorenzen
                                   Vice President
                                   and General Counsel